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                                                                     EXHIBIT 12

                       CAPITAL ONE FINANCIAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995




                                                  NINE MONTHS ENDED
                                                    SEPTEMBER 30
---------------------------------------------------------------------------
                                           1996                     1995
===========================================================================

Earnings                                $  183,560              $  138,622
Fixed Charges                              211,045                 180,952
---------------------------------------------------------------------------
                                           394,605                 319,574

Fixed Charges                              211,045                 180,952
---------------------------------------------------------------------------
Ratio                                         1.87                    1.77
===========================================================================





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